UNITED STATES SECURITIES AND EXCHANGE COMMISSION PRIVATE
                     Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  September 6,
2001


    British Columbia
-----------------------    --------------------  ---------------------
(State or other            (Commission File No.)  IRS Employer
jurisdiction                                      Identification No. )
of incorporation)


        1810 Samuel Morse Drive, Reston, Virginia 20190-5316
              (Address of principal executive offices)

  Registrant's telephone number, including area code:  (703) 437-9002

ITEM 5.  OTHER MATTERS

Sideware Systems Inc. ("Sideware") has acquired a majority interest in Chalk.com Network (Holding) Corp., a private Delaware
Corporation. Chalk.com Network (Holding) Corp. is the parent company of the Chalk Group of companies, which includes four wholly owned subsidiaries.

ALL MONETARY FIGURES STATED IN THIS REPORT ARE IN UNITED STATES
DOLLARS.  WHERE NECESSARY, CANADIAN DOLLAR AMOUNTS HAVE BEEN
CONVERTED TO UNITED STATES DOLLARS USING AN EXCHANGE RATE OF
C$1.00 = US$0.645.

     TERMS OF ACQUISITION

Pursuant to a Share Subscription Agreement, Sideware invested $1,000,000 in Chalk.com Network (Holding) Corp. to acquire 13,000,000 common shares from the company's treasury. In addition, Sideware paid $1.00 to acquire 5,000,000 common shares of Chalk.com Network (Holding) Corp., from David Chalk, the founder of the Chalk Group. The 18,000,000 shares acquired by Sideware represent 66% of the issued and outstanding shares of Chalk.com Network Holding Corp., or 60% on a fully diluted basis, after allowing for the exercise of outstanding share purchase warrants and stock options previously issued by Chalk.com Network (Holding) Corp.

     BUSINESS OF THE CHALK GROUP

The Chalk Group began business in 1996 as the producer of "Dave Chalk's Computer Show", a television show aimed at educating consumers in new technologies. Since then, the Chalk Group has expanded its business to include production of other types of audio/visual educational and training content. The Chalk Group currently has three principal lines of business.

INTERACTIVE E-LEARNING INTERNET CONTENT AND INFRASTRUCTURE

During the final quarter of 1999, the Chalk Group began seeking contracts to produce specialized Internet video presentations, which companies could use to advertise their products on portals, e-tail websites, and corporate websites. During 2001, with growing use of the Internet for training purposes, the Chalk Group began seeking contracts to produce interactive Internet training programs. In these fields, the Chalk Group has been successful in winning contracts with major corporations.
Examples include the following:

(a)  In January 2001, the Chalk Group secured a contract with
     Sega to develop a website to educate retailers on new Sega game products.

(b)  In March 2001, the Chalk Group secured a contract with Canon
     Corp. to develop a web-based training program on Canon printers, for use by Canon sales representatives.

(c)  In March 2001, the Chalk Group secured a contract with
     Symantec to develop an audio/visual Internet presentation explaining the use of Symatec products.

(d)  In June 2001, the Chalk Group secured a contract with Telus
     Mobility to develop a website to educate sales representatives on new cell phone technologies.

The Chalk Group believes that additional contracts to develop
Internet e-Learning content are its most likely source of future revenues.

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     IN-FLIGHT MEDIA

Beginning in 1998, the Chalk Group began to produce video presentations for broadcast during airline flights. The Chalk Group arranged for broadcast of its productions on major international carriers including Delta Airlines, KLM, SAS, and Air France.

In some of its initial airline contracts, the Chalk Group agreed to pay substantial fixed charges for broadcast time, expecting to recover its costs through the sale of advertising time to producers of computer products. The Chalk Group encountered financial difficulty during 2000 and 2001 when expected advertising revenue did not materialize. As a result, the Chalk Group has restricted its sales of in-flight video presentations to contracts which do not involve substantial fixed financial commitments. Productions of the Chalk Group are currently shown during flights of Air Canada, Cathay Pacific, Varig Airlines, and other carriers in Central and South America.

     DAVE CHALK COMPUTER LIFE

The television show "Dave Chalk Computer Life" (previously
"Dave Chalk's Computer Show") is currently shown in Canada on the Globe and Mail's ROBtv and the Global Television Network.
The show is also shown on a syndicated basis in several countries in Asia and the Middle East, and will commence broadcasting shortly on Tech TV in Canada. The Chalk Group is currently seeking to expand its broadcast distribution to the United States.

     FINANCIAL INFORMATION

The Chalk Group does not have audited financial statements for the year ended December 31, 2000. Accordingly, it is impracticable to include in this report either audited financial statements for the Chalk Group or pro forma consolidated financial statements for Sideware reflecting the Chalk acquisition. Sideware expects to file any required audited and pro forma financial statements within the time periods required by applicable rules of the Securities and Exchange Commission.

The following information is of a summary nature only, and is taken from the internal accounting records of the Chalk Group.

(a) For the year ended December 31, 2000, the Chalk Group received gross consolidated revenues of approximately $1,273,000. Gross consolidated revenues for the six month period ended June 30, 2001 were approximately $730,000. Revenues from the different lines of business of the Chalk Group were approximately as follows:

                                   Six months ended          Year ended
                                      June 30, 2001   December 31, 2000
                                           ($)                 ($)
                                       (unaudited)         (unaudited)

Revenues from the sale of
interactive e-Learning Internet
content                                     382,000             407,000

Revenues related to in-flight
airline video broadcasts                    164,000             497,000

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Revenues related to television
and other video broadcasts                  184,000             369,000

     TOTAL                                 $730,000          $1,273,000

(b) The Chalk Group incurred losses totaling approximately $5 million for the year ended December 31, 2000, and approximately $2 million for the six month period ended June 30, 2001. The losses resulted principally from expenses incurred in opening a United States office, which has since been closed, and from costs incurred in contracts to purchase broadcast time during airline flights.

(c) The Chalk Group estimates that its current monthly cash expenditures (exclusive of payments to retire existing accounts receivable) are approximately $260,000 per month. Readers are cautioned that a substantial portion of the costs incurred by the Chalk Group consists of variable production costs, which vary from project to project. Accordingly, future operating costs are dependent on sales volume, and cannot be predicted accurately.

(d) As at June 30, 2001, the Chalk Group had a negative working capital position of approximately $480,000. This figure does not reflect the investment of $1 million by Sideware.

(e) As at June 30, 2001 the Chalk Group had total long term debt of approximately $935,000.

Investors are cautioned that all of the figures stated above are unaudited, and subject to change.

     MANAGEMENT OF THE CHALK GROUP

David Chalk, Founder & President. Mr. Chalk has over 15 years of experience in the computer industry. He was the founder and CEO of Doppler Computer Superstores, a computer retail business. In 1995, Mr. Chalk created Dave Chalk's Computer Show, which became one of the first television programs to be regularly broadcast on the Internet. As CEO of the Chalk Group, Mr. Chalk is involved in the strategic management of the Company. He is the key creative force behind the company's video productions and the leading screen performer. He was honored as the outstanding retailer of the year in 1996 by the Retail Council of Canada.

Michael Agerbo, Co-Founder & Chief Operating Officer. From 1992 to 1996, Mr. Agerbo worked at Doppler Computer Superstores as Director of Marketing. In 1996, Mr. Agerbo was recruited by Axion Internet, a Vancouver based Internet service provider as their Vice President of Business Development. During late 1996, he played a key role in developing a spin off company, IGN, focusing on Internet gaming. In 1997, Mr. Agerbo joined the Chalk Group. In addition to his role as a Director and co-host of the television series, he is responsible for production of traditional and new media. He also spearheads new digital media initiatives.

Douglas Mathews, Vice President Sales. Mr. Mathews' background is in building and managing sales groups. From 1997 to 1999 he worked with Larson Distributing, a Western Canadian distributor of technology products, where he managed sales teams and large retail accounts. Mr. Matthews heads the direct sales force of the Chalk Group.

In addition, Stewart Walchli, Chief Financial Officer of Sideware
Systems Inc., has assumed the position of Chief Financial Officer of the Chalk Group concurrently with Sideware's acquisition

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

of the Chalk Group.

     RISK FACTORS RELATING TO THE CHALK GROUP

Investors are cautioned that the investment by Sideware in the Chalk Group is a speculative investment. There is no assurance that the business of the Chalk Group will succeed, or that Sideware's investment in the Chalk Group will produce profit for Sideware. The principal risks relating to the business of the Chalk Group include the following.

BECAUSE THE CHALK GROUP HAS NOT YET ACHIEVED POSITIVE CASH FLOW,
ITS BUSINESS MAY FAIL.

The Chalk Group has been successful in gaining contracts with large corporations. However, the Chalk Group has not yet achieved positive cash flow from operations. Accordingly, it faces the risk that its business will fail.

We estimate that if the Chalk Group is able to continue the rate of sales it has achieved thus far in 2001, and with the $1 million Sideware has invested in the Chalk Group, there is a reasonable prospect of the Chalk Group achieving positive cash flow from operations by end of the second quarter of 2002. However, we have no assurance that Chalk will be able to continue its recent rate of sales, or that positive cash flow will be achieved.

BECAUSE THE CHALK GROUP HAS A LIMITED SALES HISTORY, WE DO NOT
HAVE A RELIABLE BASIS FOR PREDICTING THAT THE CHALK GROUP WILL
CONTINUE TO GENERATE SALES REVENUE.

The Chalk Group's best prospect for generating future sales revenue is through the sale of e-Learning Internet content. The Chalk Group has been pursuing this market actively for less than one year. Accordingly, the Chalk Group does not have a lengthy history of past sales from which it can predict future revenues. The Chalk Group's prospects for generating revenue are speculative, and may change rapidly and without warning.

BECAUSE THE CHALK GROUP HAD A NEGATIVE WORKING CAPITAL BALANCE AT
JUNE 30, 2001, IT MAY REQUIRE ADDITIONAL CASH IN THE SHORT TERM
TO CONTINUE OPERATIONS.

As at June 30, 2001, the Chalk Group had a negative working capital balance of approximately $480,000. We have invested $1,000,000 in the Chalk Group, but a portion of that investment will be used for costs relating to the acquisition transaction, such as the preparation of audited financial statements for the Chalk Group. We do not yet have an accurate estimate of the costs relating to the acquisition transaction. Accordingly, the Chalk Group may require additional short term working capital to continue operation.

BECAUSE THE CHALK GROUP INCURS SUBSTANTIAL VARIABLE PRODUCTION
COSTS, WE CANNOT PREDICT ITS CASH REQUIREMENTS ACCURATELY.

A substantial portion of the costs incurred by the Chalk Group consists of variable costs relating to the production of its e-Learning presentations. These costs vary from project to project. As a result, we cannot predict the cash requirements of the Chalk Group accurately. Because we cannot predict its costs accurately, we have no assurance that the Chalk Group will be profitable even if it generates substantial sales revenue.

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BECAUSE THE CHALK GROUP LACKS PROVEN DISTRIBUTION CHANNELS, IT
MAY BE UNABLE TO REACH POTENTIAL CUSTOMERS FOR ITS PRODUCTS AND
SERVICES.

The Chalk Group presently relies principally on its direct sales force, consisting of approximately 6 employees, to generate sales. The Chalk Group has no other material distribution channels. If the Chalk Group is unable to generate sales through its direct sales force, it will not be able to generate the cash required to continue its operations.

BECAUSE THE CHALK GROUP OFFERS ITS PRODUCTS AND SERVICES IN AN
EMERGING MARKET, THE POTENTIAL MARKET FOR THOSE PRODUCTS AND
SERVICES IS UNCERTAIN.

The Chalk Group's best prospect for generating future sales revenue is through the sale of e-Learning Internet content. The e-Learning market is new and changing rapidly. We have no assurance that this market will continue to grow.

BECAUSE THE WORK FORCE OF THE CHALK GROUP IS SMALL, ITS BUSINESS
COULD BE DAMAGED BY THE DEPARTURE OF A SINGLE EMPLOYEE, OR A
SMALL NUMBER OF EMPLOYEES.

The Chalk Group has only 25 full time employees, and employs only a small number of employees in specific fields important to its business. The departure of a single employee or a small number of employees could materially impair its business.

BECAUSE THE CHALK GROUP IS A SMALL BUSINESS, IT MAY NOT BE ABLE
TO COMPETE.

We believe that the e-Learning market will likely continue to grow. If so, larger companies with substantially greater financial, marketing, and other resources may enter the market. We face the risk that markets we intend to pursue may become dominated by larger or more powerful companies, making it difficult or impossible for us to compete.



                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SIDEWARE SYSTEMS INC.


                                     "Grant Sutherland"

Date:  September 6, 2001             Grant Sutherland, Director

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